Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Third Quarter 2025 Results

WESTLAKE VILLAGE, Calif. – October 21, 2025 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $181.5 million for the third quarter of 2025, or $3.37 per share on a diluted basis, on total net revenues of $632.9 million. Book value per share increased to $81.12 from $78.04 at June 30, 2025.

PFSI’s Board of Directors declared a third quarter cash dividend of $0.30 per share, payable on November 26, 2025, to common stockholders of record as of November 17, 2025.

Third Quarter 2025 Highlights

•	Pretax income was $236.4 million, up from $76.4 million in the prior quarter and $93.9 million in the third quarter of 2024

•	Production segment pretax income was $122.9 million, up from $57.8 million in the prior quarter and down slightly from $129.4 million in the third quarter of 2024

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT), were $36.5 billion in unpaid principal balance (UPB), down 4 percent from the prior quarter and up 15 percent from the third quarter of 2024

–	Correspondent acquisitions of conventional conforming and jumbo loans fulfilled for PMT were $3.3 billion in UPB, up 8 percent from the prior quarter and down 44 percent from the third quarter of 2024

–	PMT purchased 17 percent of total conventional conforming correspondent loan volume and 100 percent of total jumbo correspondent loan volume from PFSI through their fulfillment agreement in the third quarter, both unchanged from the percentages retained in the prior quarter

o	Total locks, including those for PMT, were $43.2 billion in UPB, unchanged from the prior quarter and up 11 percent from the third quarter of 2024

–	Correspondent lock volume for PMT’s account was $4.4 billion in UPB, up 24 percent from the prior quarter and down 42 percent from the third quarter of 2024

•	Servicing segment pretax income was $157.4 million, up from $54.2 million in the prior quarter and $3.3 million in the third quarter of 2024, primarily driven by a reduction in net valuation-related losses

o	Pretax income excluding valuation-related items was $161.7 million, up 12 percent from the prior quarter, driven primarily by higher loan servicing fees and earnings on custodial balances and partially offset by higher realization of mortgage servicing rights (MSR) cash flows and operating expenses

o	Valuation-related items included:

–	$102.5 million in MSR fair value losses offset by $98.3 million in hedging gains

•	Net impact on pretax income related to these items was $(4.2) million or $(0.06) in diluted earnings per share

–	$0.1 million provision for losses on active loans

o	Completed the sale of an MSR portfolio totaling $12 billion in UPB to Annaly Capital Management, Inc. (NYSE: NLY) with an agreement to perform all subservicing and recapture activities for the portfolio

o	Servicing portfolio grew to $716.6 billion in UPB, up 2 percent from June 30, 2025 and 11 percent from September 30, 2024 driven by production volumes which more than offset prepayment activity

•	Pretax loss from Corporate and Other was $43.9 million, up from $35.5 million in the prior quarter and $38.8 million in the third quarter of 2024

•	Repurchased 50,300 shares of PFSI’s common stock at an average price of $94.19 per share for a cost of $4.7 million

•	Issued $650 million of 8.5-year unsecured senior notes due in February 2034

•	Issued $300 million of 5-year term notes secured by Ginnie Mae MSR and servicing advances

"PennyMac Financial delivered outstanding financial and operational results in the third quarter, with an 18 percent return on equity," said Chairman and CEO David Spector. “In production, profitability nearly doubled from the prior quarter. The increase reflected strong recapture in our consumer direct lending division combined with the continued expansion of our presence in broker-direct as our partners increasingly recognize the value of entrusting us with their borrowers' mortgage experience. Our servicing portfolio continues to grow organically, reaching nearly $720 billion in UPB. The strong core performance of the asset was highlighted in the third quarter by the success of our hedging program, which offset MSR fair value declines and demonstrated the financial stability that is central to our operating model.”

Mr. Spector continued, “We also announced a strategic transaction with Annaly, which involved the sale of low interest rate MSRs with an underlying UPB of $12 billion. Importantly, we retained subservicing and recapture opportunities for this portfolio, accelerating the growth of our capital-light subservicing business and freeing up capital to deploy in new, higher coupon MSRs with greater recapture and return potential. This transaction, as well as the share repurchases completed during the quarter at attractive prices, underscore our long-standing track record as best-in-class stewards of stockholder capital, ensuring our balance sheet is optimized for continued execution and growth.”

Mr. Spector concluded, "Our profitability – strengthened by our growing servicing portfolio and industry-leading low-cost structure – is directly amplified by our operational excellence and technological advantages. The increases in efficiency and performance we are seeing across the business, driven by the integration of artificial intelligence and advanced data optimization tools and accelerated by the adoption of Vesta's next-generation origination platform, strategically position us for enduring success. These operational improvements, coupled with the launch of our new non-QM product to expand our addressable market, represent significant earnings potential for our stakeholders, and as a result I remain more excited than ever about the upward trajectory of our company.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended September 30, 2025
	Production	Servicing	Reportable segment total	Corporate and other	Total
	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$280,092	$34,363	$314,455	$-	$314,455
Loan origination fees	61,696	-	61,696	-	61,696
Fulfillment fees from PMT	6,162	-	6,162	-	6,162
Net loan servicing fees	-	241,238	241,238	-	241,238
Management fees	-	-	-	6,912	6,912
Net interest income (expense):
Interest income	111,332	137,098	248,430	323	248,753
Interest expense	97,680	152,220	249,900	-	249,900
	13,652	(15,122)	(1,470)	323	(1,147)
Other	172	(980)	(808)	4,390	3,582
Total net revenue	361,774	259,499	621,273	11,625	632,898
Expenses
Compensation	114,491	52,061	166,552	38,762	205,314
Loan origination	69,407	-	69,407	-	69,407
Technology	30,841	10,130	40,971	3,801	44,772
Servicing	-	29,105	29,105	-	29,105
Marketing and advertising	12,342	466	12,808	1,208	14,016
Professional services	3,493	1,799	5,292	4,853	10,145
Occupancy and equipment	4,333	2,625	6,958	1,646	8,604
Other	3,985	5,912	9,897	5,264	15,161
Total expenses	238,892	102,098	340,990	55,534	396,524
Income (loss) before provision for income taxes	$122,882	$157,401	$280,283	$(43,909)	$236,374

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $36.5 billion in UPB, $33.2 billion of which was for its own account, and $3.3 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $38.8 billion in UPB, down 2 percent from the prior quarter and up 24 percent from the third quarter of 2024.

Production segment pretax income was $122.9 million, up from $57.8 million in the prior quarter and down slightly from $129.4 million in the third quarter of 2024. Production segment net revenues totaled $361.8 million, up 29 percent from the prior quarter and 23 percent from the third quarter of 2024. The increase in revenue from the prior quarter was due to increased activity in the direct lending channels and improved post-lock impacts, while the increase from the prior year was primarily due to higher volumes across all channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Receipt of MSRs	$700,326	$814,538	$578,982
Gains on sale of loans to PennyMac Mortgage Investment Trust net of mortgage servicing rights recapture payable	17,454	7,075	2,506
Provision for representations and warranties, net	(2,354)	(1,834)	(589)
Cash loss, including cash hedging results	(284,589)	(678,982)	(382,148)
Fair value changes of pipeline, inventory and hedges	(116,382)	93,862	58,068
Net gains on mortgage loans held for sale	$314,455	$234,659	$256,819
Net gains on mortgage loans held for sale by segment:
Production	$280,092	$203,961	$235,902
Servicing	$34,363	$30,698	$20,917

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans that it acquires from non-affiliates in its correspondent production business and subsequently sells to PMT. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $6.2 million in the third quarter, up 6 percent from the prior quarter and down 46 percent from the third quarter of 2024. The quarter-over-quarter increase was driven by higher conventional and jumbo acquisition volumes for PMT’s account, while the year-over-year decrease was due to PMT retaining a higher proportion of conventional production in the third quarter of 2024.

Under a renewed mortgage banking services agreement with PMT, effective July 1, 2025, correspondent production volumes are now initially acquired by PFSI. PMT retains the right to purchase up to 100 percent of non-government correspondent loan production. In the fourth quarter of 2025, we expect PMT to acquire all jumbo correspondent production and 15 to 25 percent of total conventional conforming correspondent production, compared to 17 percent in the third quarter.

Net interest income in the third quarter totaled $13.7 million, up from $10.6 million in the prior quarter. Interest income totaled $111.3 million, up from $104.2 million in the prior quarter, and interest expense totaled $97.7 million, up from $93.6 million in the prior quarter.

Production segment expenses were $238.9 million, up 8 percent from the prior quarter and 44 percent from the third quarter of 2024. The increase from the prior quarter was driven primarily by increased capacity and volumes originated in the direct lending channels, and the increase from the third quarter of 2024 was driven primarily by higher volumes in all channels.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $716.6 billion in UPB at September 30, 2025, an increase of 2 percent from June 30, 2025 and 11 percent from September 30, 2024. PennyMac Financial’s owned MSR portfolio grew to $477.6 billion in UPB, an increase of 2 percent from June 30, 2025 and 15 percent from September 30, 2024. PennyMac Financial subservices $239.0 billion in UPB, up 4 percent from the prior quarter. Of total subservicing UPB, $227.1 billion was for PMT, $65 million was previously owned servicing that has been repurchased by the United States Veterans Affairs (VA) pursuant to the Veterans Affairs Servicing Purchase program on an interim basis and $11.9 billion was for other non-affiliates.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Owned
Mortgage servicing rights and liabilities
Originated	$455,894,902	$448,312,667	$393,947,146
Purchased	14,404,290	14,837,637	16,104,333
	470,299,192	463,150,304	410,051,479
Loans held for sale	7,303,091	6,783,240	6,366,787
	477,602,283	469,933,544	416,418,266
Subserviced for:
PMT	227,101,009	228,838,699	231,378,323
U.S. Department of Veterans Affairs	65,286	822,525	257,696
Other non-affiliates	11,863,843	72,153	-
	239,030,138	229,733,377	231,636,019
Total loans serviced	$716,632,421	$699,666,921	$648,054,285

Servicing segment pretax income was $157.4 million, up from $54.2 million in the prior quarter and $3.3 million in the third quarter of 2024. Servicing segment net revenues totaled $259.5 million, up from $153.4 million in the prior quarter and $105.9 million in the third quarter of 2024.

Revenue from net loan servicing fees totaled $241.2 million, up from $150.4 million in the prior quarter and $75.8 million in the third quarter of 2024. The increase was primarily driven by lower net losses in MSR fair value and hedging results. Net loan servicing fee revenues included $535.1 million in loan servicing fees, which were up from the prior quarter primarily due to growth in the MSR portfolio. Realization of cash flows was $289.7 million in the third quarter, up from the prior quarter due to growth in the MSR portfolio and higher realized and projected prepayment speeds. Net valuation-related losses totaled $4.2 million and included MSR fair value losses of $102.5 million, and hedging gains of $98.3 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Loan servicing fees	$535,106	$506,667	$462,037
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(289,679)	(263,099)	(225,836)
Change in fair value inputs	(102,495)	15,929	(402,422)
Hedging gains (losses)	98,306	(109,102)	242,051
Net change in fair value of MSRs and MSLs	(293,868)	(356,272)	(386,207)
Net loan servicing fees	$241,238	$150,395	$75,830

Servicing segment revenue included $34.4 million in net gains on loans held for sale related to early buyout loans (EBOs), up from $30.7 million in the prior quarter and $20.9 million in the third quarter of 2024. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $15.1 million, compared to $28.8 million in the prior quarter and net interest income of $9.5 million in the third quarter of 2024. Interest income was $137.1 million, up from $117.1 million in the prior quarter due to increased placement fees on custodial balances due to higher average balances. Interest expense was $152.2 million, up from $146.0 million in the prior quarter driven primarily by higher average balances of financing.

Servicing segment expenses totaled $102.1 million, up slightly from $99.2 million in the prior quarter.

Corporate and Other

Corporate and Other items include amounts attributable to corporate activities not directly attributable to the production and servicing segments as well as management fees earned from PMT. PennyMac Financial manages PMT for which it earns base management fees and may earn performance incentive fees.

Pretax loss for Corporate and Other was $43.9 million, up from $35.5 million in the prior quarter and $38.8 million in the third quarter of 2024.

Corporate and Other net revenues totaled $11.6 million, and consisted of $6.9 million in management fees, $4.4 million in other revenue, and $0.3 million of net interest income. No performance incentive fees were earned in the third quarter.

Expenses were $55.5 million, up from $47.2 million in the prior quarter and $49.8 million in the third quarter of 2024, primarily driven by expenses related to technology initiatives and increased performance-based incentive compensation.

Net assets under management were $1.9 billion as of September 30, 2025, essentially unchanged from June 30, 2025 and September 30, 2024.

The following table presents a breakdown of management fees:

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands)
Management fees:
Base	$6,912	$6,869	$7,153
Performance incentive	-	-	-
Total management fees	$6,912	$6,869	$7,153
Net assets of PennyMac Mortgage Investment Trust	$1,879,309	$1,865,645	$1,936,787

Consolidated Expenses

Total expenses were $396.5 million, up from $368.3 million in the prior quarter primarily due to higher production and corporate segment expenses as mentioned above.

Taxes

PFSI recorded a $54.9 million tax expense, resulting in an effective tax rate of 23.2 percent.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Tuesday, October 21, 2025. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,700 people across the country. For the twelve months ended September 30, 2025, PennyMac Financial’s production of newly originated loans totaled $139 billion in unpaid principal balance, making it a top lender in the nation. As of September 30, 2025, PennyMac Financial serviced loans totaling $717 billion in unpaid principal balance, making it a top mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.264.4907

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in housing prices, housing sales and real estate values; changes in macroeconomic, consumer and real estate market conditions; the federal government shutdown; compliance with changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expanding or creating new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only. The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands, except share amounts)
ASSETS
Cash	$621,921	$162,186	$145,814
Short-term investment at fair value	62,228	462,262	667,934
Principal-only stripped mortgage-backed securities at fair value	774,021	784,958	960,267
Loans held for sale at fair value	7,490,473	6,961,224	6,565,704
Derivative assets	202,082	180,642	190,612
Servicing advances, net	396,006	430,602	400,764
Mortgage servicing rights at fair value	9,653,942	9,531,249	7,752,292
Receivable from PennyMac Mortgage Investment Trust	40,165	30,604	32,603
Loans eligible for repurchase	5,416,967	4,962,535	5,512,289
Other	743,315	715,642	643,259
Total assets	$25,401,120	$24,221,904	$22,871,538

LIABILITIES
Assets sold under agreements to repurchase	$7,130,423	$7,344,254	$6,600,997
Mortgage loan participation purchase and sale agreements	699,182	700,296	517,527
Notes payable secured by mortgage servicing assets	1,325,716	1,327,143	1,723,632
Unsecured senior notes	4,829,113	4,185,012	3,162,239
Derivative liabilities	24,276	33,541	41,471
Mortgage servicing liabilities at fair value	1,593	1,643	1,718
Accounts payable and accrued expenses	476,094	394,785	331,512
Payable to PennyMac Mortgage Investment Trust	80,605	86,174	81,040
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	24,806	24,806	26,099
Income taxes payable	1,151,395	1,097,452	1,105,550
Liability for loans eligible for repurchase	5,416,967	4,962,535	5,512,289
Liability for losses under representations and warranties	33,064	31,763	28,286
Total liabilities	21,193,234	20,189,404	19,132,360

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,875,223, 51,671,905, and 51,257,630 shares, respectively	5	5	5
Additional paid-in capital	86,680	76,991	54,415
Retained earnings	4,121,201	3,955,504	3,684,758
Total stockholders' equity	4,207,886	4,032,500	3,739,178
Total liabilities and stockholders’ equity	$25,401,120	$24,221,904	$22,871,538

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$314,455	$234,659	$256,819
Loan origination fees	61,696	59,091	49,430
Fulfillment fees from PennyMac Mortgage Investment Trust	6,162	5,814	11,492
Net loan servicing fees:
Loan servicing fees	535,106	506,667	462,037
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	(392,174)	(247,170)	(628,258)
Mortgage servicing rights hedging results	98,306	(109,102)	242,051
Net loan servicing fees	241,238	150,395	75,830
Net interest (expense) income:
Interest income	248,753	221,929	225,470
Interest expense	249,900	239,577	217,597
	(1,147)	(17,648)	7,873
Management fees from PennyMac Mortgage Investment Trust	6,912	6,869	7,153
Other	3,582	5,550	3,237
Total net revenues	632,898	444,730	411,834
Expenses
Compensation	205,314	187,541	171,316
Loan origination	69,407	68,836	45,208
Technology	44,772	42,257	37,059
Servicing	29,105	28,286	28,885
Marketing and advertising	14,016	12,389	5,088
Professional services	10,145	8,380	9,339
Occupancy and equipment	8,604	8,379	8,156
Other	15,161	12,220	12,858
Total expenses	396,524	368,288	317,909
Income before (benefit from) provision for income taxes	236,374	76,442	93,925
Provision for (benefit from) income taxes	54,871	(60,021)	24,557
Net income	$181,503	$136,463	$69,368
Earnings per share
Basic	$3.51	$2.64	$1.36
Diluted	$3.37	$2.54	$1.30
Weighted-average common shares outstanding
Basic	51,725	51,667	51,180
Diluted	53,874	53,635	53,495
Dividend declared per share	$0.30	$0.30	$0.30